Exhibit 99.2

SENIOR HOUSING PROPERTIES TRUST

Fourth Quarter 2007

Supplemental Operating and Financial Data

Unless otherwise noted, all amounts in this report are unaudited.

CORPORATE INFORMATION

Senior Housing Properties Trust

Supplemental Operating and Financial Data

December 31, 2007

COMPANY PROFILE

The Company:

Senior Housing Properties Trust, or SNH, is a real estate investment trust, or REIT, which owns independent and assisted living properties, continuing care retirement communities, nursing homes, hospitals, and wellness centers located throughout the United States. We are included in a number of stock indices, including the Russell 2000®, the MSCI US REIT Index, FTSE EPRA/NAREIT United States Index and the S&P REIT Composite Index.

Management:

Senior Housing Properties Trust is managed by Reit Management & Research LLC, or RMR. RMR is a real estate management company which was founded in 1986 to manage public investments in real estate. As of December 31, 2007, RMR managed one of the largest portfolios of publicly owned real estate in the United States, including approximately 1,300 properties located in 45 states, the District of Columbia, Puerto Rico and Ontario, Canada. RMR has approximately 500 employees in its headquarters and regional offices located throughout the Country.

In addition to managing SNH, RMR and its affiliates also manage Hospitality Properties Trust (HPT), a publicly traded REIT that owns hotels and travel centers, and HRPT Properties Trust (HRP), a publicly traded REIT that primarily owns office buildings and industrial properties. An affiliate of RMR, RMR Advisors, is the investment manager of seven publicly traded mutual funds which principally invest in securities of real estate companies (excluding securities of companies managed by RMR and its affiliates). The public companies managed by RMR and its affiliates had a combined total market capitalization of approximately $15 billion as of December 31, 2007. We believe that being managed by RMR is a competitive advantage for SNH because RMR provides SNH with a depth of management and experience which may be unequaled in the real estate industry. We also believe RMR is able to provide management services to SNH at costs that are lower than SNH would have to pay for similar quality services.

Strategy:

Our present business plan is to maintain an investment portfolio of independent and assisted living properties, continuing care retirement communities and nursing homes and to acquire additional healthcare related properties primarily for income and secondarily for appreciation potential. Our current growth strategy is generally focused on making acquisitions of geographically diverse, primarily independent and assisted senior living properties where the majority of the residents pay for occupancy and services with their private resources rather than through government programs. We base our acquisition decisions on the historical and projected operating results of the target properties and the financial strength of the proposed tenants and their guarantors, among other considerations. We also sometimes consider investing in properties other than senior living properties. Our present financial strategy is to maintain a conservative capital structure which limits the amount of debt that we issue. We do not have any investments in joint ventures or partnerships. Also, the majority of our debt is fixed rate, and we have no significant debt maturities until 2012.

Stock Exchange Listing: New York Stock Exchange Trading Symbol: Common Shares — SNH Senior Unsecured Debt Ratings: Moody's — Ba1 Standard & Poor's — BB+	Corporate Headquarters: 400 Centre Street Newton, MA 02458 (t) (617) 796-8350 (f) (617) 796-8349

Portfolio Data (as of 12/31/07):

Total properties	202
Total living units / beds	23,981
Percent of rent at senior living properties from private pay properties	89.3	%(1)

Portfolio Concentration by Facility Type (as of 12/31/07):

	Number of Properties	Number of Units/Beds	Carrying Value of Investment (2)	Percent	Annualized Current Rent	Percent
Independent Living (IL) (3)	41	11,213	$1,025,051	52.8%	$101,668	52.4%
Assisted Living (AL)	95	6,535	564,472	29.1%	56,154	29.0%
Nursing Homes	58	5,869	222,955	11.5%	19,000	9.8%
Rehabilitation Hospitals	2	364	47,897	2.5%	10,598	5.5%
Wellness Centers (4)	6	—	79,972	4.1%	6,519	3.3%
Total	202	23,981	$1,940,347	100.0%	$193,939	100.0%

Operating Statistics by Tenant:

				Q3 2007
Tenant	Number of Properties	Number of Units/Beds	Annualized Current Rent	Rent Coverage (5)	Occupancy (5)	Percent Private Pay (5)
Five Star (Lease No. 1)	114	9,344	$52,868	1.63x	90%	54%
Five Star (Lease No. 2)	30	7,275	67,917	1.70x	92%	80%
Five Star Rehabilitation Hospitals (6)	2	364	10,598	1.08x	60%	32%
Sunrise / Marriott (7)	14	4,091	31,727	NA	NA	NA
NewSeasons / IBC (8)	10	873	9,298	0.79x	82%	100%
Alterra / Brookdale (9)	18	894	7,873	2.05x	91%	98%
6 Private Companies (combined)	8	1,140	7,139	1.78x	88%	24%
Starmark (4)	6	—	6,519	NA	NA	NA
Total	202	23,981	$193,939

(1)	Represents the percentage of SNH's rental income that is derived from senior living properties where the operating revenues are greater than 80% from sources other than Medicare and Medicaid.
(2)	Amounts are before depreciation, but after impairment write downs.
(3)	Properties where the majority of living units are independent living apartments are classified as independent living communities.
(4)	In October and November 2007, we acquired six wellness centers that are leased to Starmark Holdings, LLC, or Starmark.
(5)

All tenant operating data presented are based upon the operating results provided by our tenants for the indicated periods. Rent coverage is calculated as operating cash flow from our tenants’ facility operations, before subordinated charges, divided by the minimum rent payable to us. We have not independently verified our tenants’ operating data.

(6)	Occupancy percentage is based on 342 available beds capacity.
(7)

Marriott International, Inc., or Marriott, guarantees this lease. Sunrise Senior Living, Inc., or Sunrise, has not filed its Annual Reports on Form 10-K for 2005 and 2006, and Quarterly Reports on Form 10-Q for the three quarters of 2006 and the first three quarters of 2007 with the Securities and Exchange Commission, or SEC, due to accounting issues. Because we do not know what impact the resolution of these accounting issues may have on the reported performance of our properties, we do not report operating data for this tenant.

(8)	Independence Blue Cross, or IBC, a Pennsylvania health insurer, guarantees this lease.
(9)	Brookdale Senior Living, Inc., or Brookdale, guarantees this lease.

Senior Housing Properties Trust

Supplemental Operating and Financial Data

December 31, 2007

INVESTOR INFORMATION

Board of Trustees

Barry M. Portnoy	Adam D. Portnoy
Managing Trustee	Managing Trustee

Frank J. Bailey	Frederick N. Zeytoonjian
Independent Trustee	Independent Trustee

John L. Harrington
Independent Trustee

Senior Management

David J. Hegarty	Richard A. Doyle
President, Chief Operating Officer and Secretary	Treasurer and Chief Financial Officer

Contact Information

Investor Relations	Inquiries
Senior Housing Properties Trust 400 Centre Street Newton, MA 02458 (t) (617) 796-8350 (f) (617) 796-8349 (email) info@snhreit.com (website) www.snhreit.com	Financial inquiries should be directed to Richard A. Doyle,
Treasurer and Chief Financial Officer, at (617) 219-1405 or rdoyle@snhreit.com.

Investor and media inquiries should be directed to
Timothy A. Bonang, Manager of Investor Relations, or
Katherine L. Johnston, Investor Relations Analyst, at
(617) 796-8234 or tbonang@snhreit.com, or kjohnston@snhreit.com.

Senior Housing Properties Trust

Supplemental Operating and Financial Data

December 31, 2007

RESEARCH COVERAGE

Equity Research Coverage

Cantor Fitzgerald	RBC
Philip Martin	Kevin Ellich
(312) 469-7485	(612) 313-1247

Keefe, Bruyette & Woods	Stifel, Nicolaus
Steve Swett	Jerry Doctrow
(212) 887-3680	(443) 224-1309

Merrill Lynch	UBS
Chris Pike	Omotayo Okusanya
(212) 449-1153	(212) 713-1864

Raymond James
Paul Puryear
(727) 567-2253

Debt Research Coverage

UBS
Steven Valiquette
(203) 719-2347

Rating Agencies

Moody’s Investor Service	Standard and Poor’s
Lori Marks	George Skoufis
(212) 553-1098	(212) 553-4924

SNH is followed by the analysts and its publicly held debt is rated by the rating agencies listed above. Please note that any opinions, estimates or forecasts regarding SNH’s performance made by these analysts or agencies do not represent opinions, forecasts of predictions of SNH or its management. SNH does not by its reference above imply its endorsement of or concurrence with any information, conclusions or recommendations provided by any of these analysts or agencies.

FINANCIAL INFORMATION

Senior Housing Properties Trust

Supplemental Operating and Financial Data

KEY FINANCIALDATA

(share amounts and dollars in thousands, except per share data)

	As of and For the Three Months Ended
	12/31/2007	9/30/2007	6/30/2007	3/31/2007	12/31/2006

Shares Outstanding:
Common shares outstanding (at end of period)	88,692	83,689	83,654	83,646	77,613
Weighted average common shares outstanding - basic and diluted (1)	84,505	83,659	83,649	80,815	74,641

Common Share Data:
Price at end of period	$22.68	$22.06	$20.35	$23.90	$24.48
High during period	$24.66	$22.85	$24.83	$26.83	$24.60
Low during period	$19.20	$16.22	$20.10	$21.75	$20.50
Annualized dividends paid per share	$1.40	$1.36	$1.36	$1.36	$1.32
Annualized dividend yield (at end of period)	6.2%	6.2%	6.7%	5.7%	5.4%

Market Capitalization:
Total debt (book value)	$426,852	$411,980	$412,360	$412,742	$545,085
Plus: market value of common shares (at end of period)	2,011,535	1,846,179	1,702,359	1,999,139	1,899,966
Total market capitalization	$2,438,387	$2,258,159	$2,114,719	$2,411,881	$2,445,051
Total debt / total market capitalization	17.5%	18.2%	19.5%	17.1%	22.3%

Book Capitalization:
Total debt	$426,852	$411,980	$412,360	$412,742	$545,085
Plus: total shareholders’ equity	1,249,410	1,145,537	1,153,377	1,163,023	1,019,466
Total book capitalization	$1,676,262	$1,557,517	$1,565,737	$1,575,765	$1,564,551
Total debt / total book capitalization	25.5%	26.5%	26.3%	26.2%	34.8%

Selected Balance Sheet Data:
Total assets	$1,701,894	$1,576,938	$1,584,631	$1,590,932	$1,584,774
Total liabilities	$452,484	$431,401	$431,254	$427,909	$565,308
Gross book value of real estate assets (2)	$1,940,347	$1,847,192	$1,831,525	$1,824,002	$1,814,358
Total debt / gross book value of real estate assets (2)	22.0%	22.3%	22.5%	22.6%	30.0%

Selected Income Statement Data:
Total revenues (3)	$53,084	$45,224	$44,962	$44,752	$55,045
EBITDA (4)	$44,701	$43,357	$43,174	$42,636	$47,254
Income before loss on sale of properties	$26,519	$20,613	$20,649	$17,522	$27,558
Net income	$26,519	$20,613	$20,649	$17,522	$27,537
Funds from operations (FFO) (3)	$35,222	$34,134	$34,014	$30,993	$34,985
Common distributions paid	$31,042	$29,291	$28,442	$28,440	$26,388

Per Share Data:
Income before loss on sale of properties	$0.31	$0.25	$0.25	$0.22	$0.37
Net income	$0.31	$0.25	$0.25	$0.22	$0.37
FFO (5)	$0.42	$0.41	$0.41	$0.38	$0.47
Common distributions paid	$0.35	$0.34	$0.34	$0.34	$0.33
FFO payout ratio (5)	83.3%	82.9%	82.9%	89.5%	70.2%

Coverage Ratios:
EBITDA (3) / interest expense	4.7x	4.7x	4.7x	4.3x	3.9x

(1)                     SNH has no outstanding common share equivalents, such as units, convertible debt or stock options.

(2)                     Gross book value of real estate assets is real estate properties, at cost, after impairment write downs.

(3)                     During the fourth quarters of 2007 and 2006, we recognized $6.6 million and $5.3 million of percentage rent as income for the years ended December 31, 2007 and 2006, respectively. As a result of litigation with HealthSouth Corporation, or HealthSouth, HealthSouth paid us additional rent of $5.7 million, or $0.08 per share, which we recognized as rental income in the fourth quarter of 2006.

(4)                     See page 12 for calculation of EBITDA.

(5)                     See page 13 for calculation of FFO.

Senior Housing Properties Trust

Supplemental Operating and Financial Data

December 31, 2007

CONSOLIDATED BALANCE SHEET

(in thousands, except share data)

	As of December 31, 2007	As of December 31, 2006
		(audited)
ASSETS
Real estate properties, at cost:
Land	$217,236	$198,887
Buildings and improvements	1,723,111	1,615,471
	1,940,347	1,814,358
Less accumulated depreciation	323,891	276,507
	1,616,456	1,537,851

Cash and cash equivalents	43,521	5,464
Restricted cash	3,642	2,435
Deferred financing fees, net	5,974	8,173
Other assets	32,301	30,974
Total assets	$1,701,894	$1,584,897

LIABILITIES AND SHAREHOLDERS’ EQUITY
Unsecured revolving credit facility	$—	$112,000
Senior unsecured notes due 2012 and 2015, net of discount	321,873	341,673
Secured debt and capital leases	104,979	91,412
Accrued interest	10,849	11,694
Other liabilities	14,783	8,652
Total liabilities	452,484	565,431

Commitments and contingencies

Shareholders’ equity:
Common shares of beneficial interest, $0.01 par value:
94,700,000 shares authorized; 88,691,892 and 77,613,127 shares issued and outstanding, respectively	887	776
Additional paid-in capital	1,476,675	1,214,863
Cumulative net income	423,807	338,504
Cumulative distributions	(653,225)	(540,663)
Unrealized gain on investments	1,266	5,986
Total shareholders’ equity	1,249,410	1,019,466
Total liabilities and shareholders’ equity	$1,701,894	$1,584,897

Senior Housing Properties Trust

Supplemental Operating and Financial Data

December 31, 2007

CONSOLIDATED STATEMENT OF INCOME

(in thousands, except per share data)

	For the Three Months Ended		For the Twelve Months Ended
	12/31/2007	12/31/2006	12/31/2007	12/31/2006
Revenues:
Rental income (1)	$52,575	$54,645	$185,936	$178,372
Interest and other income	509	400	2,086	1,434
Total revenues	53,084	55,045	188,022	179,806

Expenses:
Interest	9,479	12,269	37,755	47,020
Depreciation	12,264	11,443	47,384	44,073
General and administrative (2)	3,422	3,775	14,154	14,645
Loss on early extinguishment of debt (3)	—	—	2,026	6,526
Impairment of assets (4)	1,400	—	1,400	1,420
Total expenses	26,565	27,487	102,719	113,684

Income before loss on sale of properties	26,519	27,558	85,303	66,122
Loss on sale of properties	—	(21)	—	(21)
Net income	$26,519	$27,537	$85,303	$66,101

Weighted average common shares outstanding	84,505	74,641	83,168	72,529

Basic and diluted earnings per share:
Income before loss on sale of properties	$0.31	$0.37	$1.03	$0.91
Net income	$0.31	$0.37	$1.03	$0.91

Additional Data:
Straight-line rent included in rental income (5)	$95	$140	$419	$391
Deferred percentage rent (6)	$(4,961)	$(4,016)	$—	$—
Litigation expenses included in general and administrative expenses (2)	$—	$260	$—	$1,670

(1)

Rental income for the quarter and year ended December 31, 2006 includes $8.3 million and $14.8 million, respectively, of rental income from two hospitals formerly leased and operated by HealthSouth. Beginning in 2003 until November 2006, we were involved in litigation with HealthSouth seeking to increase the rent due under a lease of two hospitals to HealthSouth and to terminate the lease and repossess the hospitals. In November 2006, we and HealthSouth agreed to settle our litigation, to recognize HealthSouth’s lease until September 30, 2006 and to increase the annual rent due under the lease from $8.7 million to $9.9 million for the period from January 2, 2002 to September 30, 2006. As a result of the settlement, HealthSouth paid us additional rent of $5.7 million, or $0.08 per share, for periods through September 30, 2006, which we recognized as rental income in the fourth quarter of 2006. On October 1, 2006, Five Star Quality Care Inc., or Five Star, assumed the operations of these two hospitals and began leasing them from us for an annual rent of $10.25 million.

(2)

Expenses incurred related to the HealthSouth litigation were approximately $260,000 for the quarter ended December 31, 2006, and $1,670,000 for the year ended December 31, 2006, and are included in general and administrative expenses.

(3)

In January 2007, we purchased and retired $20.0 million of our 8 5/8% senior notes due 2012 and paid a premium of $1.8 million and wrote off $276,000 of deferred financing fees and unamortized discount related to these senior notes. In June 2006, we redeemed all of our $28.2 million of 10.125% junior subordinated debentures; loss on early extinguishment of debt includes a $1.3 million write off of unamortized deferred financing fees related to these debentures. In January 2006, we redeemed $52.5 million of our 7 7/8% senior unsecured notes due 2015 and paid a $4.1 million redemption premium and wrote off $1.1 million of deferred financing fees and unamortized discount related to these senior notes.

(4)

During the year ended December 31, 2007, we recognized an impairment of assets charge of $1.4 million related to one property that we intend to sell in 2008. During the year ended December 31, 2006, we recognized an impairment of assets charge of $1.4 million related to three properties that were sold during the fourth quarter of 2006.

(5)	We report rental income on a straight line basis over the terms of the respective leases. Rental income includes non-cash straight line rent adjustments.

(6)

Our percentage rents are generally calculated on an annual basis. We recognize percentage rental income received during the first, second and third quarters in the fourth quarter when all contingencies related to percentage rents are satisfied. Although recognition of revenue is deferred until the fourth quarter, deferred percentage rent for the first three quarters includes estimated amounts of deferred percentage rents with respect to those periods. The fourth quarter calculation excludes the amounts recognized during the first three quarters.

 Senior Housing Properties Trust

 Supplemental Operating and Financial Data

 December 31, 2007

 CONSOLIDATED STATEMENT OF CASH FLOWS

 (in thousands)

	For the Years Ended
	12/31/2007	12/31/2006
Cash flows from operating activities:
Net income	$85,303	$66,101
Adjustments to reconcile net income to cash provided by operating activities:
Depreciation	47,384	44,073
Amortization of deferred financing fees and debt discounts	2,124	1,852
Amortization of acquired real estate leases	(16)	—
Impairment of assets	1,400	1,420
Loss on early extinguishment of debt	2,026	6,526
Loss on sale of property	—	21
Change in assets and liabilities:
Restricted cash	(1,207)	94
Purchases of trading securities	10,153	—
Sales of trading securities	(10,153)	—
Other assets	(3,177)	(3,486)
Accrued interest	(845)	(1,395)
Other liabilities	2,906	1,263
Cash provided by operating activities	135,898	116,469

Cash flows used for investing activities:
Acquisitions	(110,238)	(120,347)
Proceeds from sale of real estate	—	6,879
Cash used for investing activities, net	(110,238)	(113,468)

Cash flows from financing activities:
Proceeds from issuance of common shares, net	260,447	120,781
Proceeds from borrowings on revolving credit facility	87,000	213,000
Repayments of borrowings on revolving credit facility	(199,000)	(165,000)
Redemption of senior notes	(21,750)	(56,634)
Repayment of junior subordinated debentures	—	(28,241)
Repayment of other debt	(1,738)	(1,489)
Deferred financing fees	—	(1,222)
Distributions to shareholders	(112,562)	(93,374)
Cash provided by (used for) financing activities	12,397	(12,179)

Increase (decrease) in cash and cash equivalents	38,057	(9,178)
Cash and cash equivalents at beginning of period	5,464	14,642
Cash and cash equivalents at end of period	$43,521	$5,464

Supplemental cash flow information:
Interest paid	$36,476	$46,488

Non-cash investing activities:
Debt assumed in acquisition	$(14,875)	$(12,785)
Increase in capital lease assets	$—	$(9,975)

Non-cash financing activities:
Assumption of mortgage notes payable	$14,875	$12,785
Increase in capital lease obligations	$—	$9,975
Issuance of common shares pursuant to our incentive share award plan	$1,476	$660

Senior Housing Properties Trust

Supplemental Operating and Financial Data

December 31, 2007

CALCULATION OF EBITDA

(dollars in thousands)

		For the Three Months Ended		For the Twelve Months Ended
		12/31/2007	12/31/2006	12/31/2007	12/31/2006
Income before loss on sale of properties (1)		$26,519	$27,558	$85,303	$66,122
Plus:	interest expense	9,479	12,269	37,755	47,020
	depreciation expense	12,264	11,443	47,384	44,073
	loss on early extinguishment of debt (2)	—	—	2,026	6,526
	impairment of assets (3)	1,400	—	1,400	1,420
Less:	deferred percentage rent adjustment (4)	(4,961)	(4,016)	—	—
EBITDA		$44,701	$47,254	$173,868	$165,161

(1)

Income before loss on sale of properties for the quarter and year ended December 31, 2006 includes expenses incurred related to our HealthSouth litigation of approximately $260,000 and $1,670,000, respectively. As a result of settlement of this litigation, HealthSouth paid us additional rent of $5.7 million, or $0.08 per share, which we recognized as rental income in the fourth quarter of 2006. See also note 1 on page 10 for additional information regarding our HealthSouth litigation.

(2)

In January 2007, we purchased and retired $20.0 million of our 8 5/8% senior notes due 2012 and paid a premium of $1.8 million and wrote off $276,000 of deferred financing fees and unamortized discount related to these senior notes. In June 2006, we redeemed all of our $28.2 million of 10.125% junior subordinated debentures; loss on early extinguishment of debt includes a $1.3 million write off of unamortized deferred financing fees related to these debentures. In January 2006, we redeemed $52.5 million of our 7 7/8% senior unsecured notes due 2015 and paid a $4.1 million redemption premium and wrote off $1.1 million of deferred financing fees and unamortized discount related to these senior notes.

(3)

During the year ended December 31, 2007, we recognized an impairment of assets charge of $1.4 million related to one property we intend to sell in 2008. During the year ended December 31, 2006, we recognized an impairment of assets charge of $1.4 million related to three properties that were sold during the fourth quarter of 2006.

(4)

Our percentage rents are generally calculated on an annual basis. We recognize percentage rental income received during the first, second, and third quarters in the fourth quarter when all contingencies related to percentage rents are satisfied. Although recognition of revenue is deferred until the fourth quarter, for purposes of this calculation, total revenues for the first three quarters includes estimated amounts of deferred percentage rents with respect to those periods. The fourth quarter calculation excludes the amounts recognized during the first three quarters.

We compute EBITDA as shown in the calculation above. This calculation begins with income before loss on sale of properties or, if such amount is the same as net income, with net income, which we believe is the closest U.S. generally accepted accounting principles, or GAAP, measure of our performance. We consider EBITDA to be an appropriate measure of our performance for a REIT, along with net income and cash flow from operating, investing and financing activities. We believe EBITDA provides useful information to our investors because by excluding the effects of certain historical costs, such as interest and depreciation and amortization expense, EBITDA can facilitate a comparison of our current operating performance with our past operating performance and of operating performance among REITs. EBITDA does not represent cash generated by operating activities in accordance with GAAP and should not be considered an alternative to net income or cash flow from operating activities as a measure of financial performance or liquidity.

Senior Housing Properties Trust

Supplemental Operating and Financial Data

December 31, 2007

CALCULATION OF FUNDS FROM OPERATIONS (FFO)

(amounts in thousands, except per share data)

		For the Three Months Ended		For the Twelve Months Ended
		12/31/2007	12/31/2006	12/31/2007	12/31/2006

Income before loss on sale of properties (1)		$26,519	$27,558	$85,303	$66,122
Plus:	depreciation expense	12,264	11,443	47,384	44,073
	loss on early extinguishment of debt	—	—	2,026	6,526
	impairment of assets (2)	1,400	—	1,400	1,420
Less:	deferred percentage rent adjustment (3)	(4,961)	(4,016)	—	—
	loss on early extinguishment of debt settled in cash (4)	—	—	(1,750)	(4,134)
FFO		$35,222	$34,985	$134,363	$114,007

Weighted average shares outstanding		84,505	74,641	83,168	72,529

Income before loss on sale of properties per share		$0.31	$0.37	$1.03	$0.91
FFO per share		$0.42	$0.47	$1.62	$1.57

Supplemental data:
Straight-line rent included in rental income (5)		$95	$140	$419	$391
Amortization of deferred financing fees and debt discounts		$523	$496	$2,128	$1,852

(1)

Income before loss on sale of properties for the quarter and year ended December 31, 2006 includes legal expenses incurred related to the HealthSouth litigation of approximately $260,000 and $1,670,000, respectively. As a result of the settlement of this litigation, HealthSouth paid us additional rent of $5.7 million, or $0.08 per share, which we recognized as rental income in the fourth quarter of 2006. See also note 1 on page 10 for additional information regarding our HealthSouth litigation.

(2)

During the year ended December 31, 2007, we recognized an impairment of assets charge of $1.4 million related to one property that we intend to sell in 2008. During the year ended December 31, 2006, we recognized an impairment of assets charge of $1.4 million related to three properties that we sold during the fourth quarter of 2006.

(3)

Our percentage rents are generally calculated on an annual basis. We recognize percentage rental income received during the first, second, and third quarters in the fourth quarter when all contingencies related to percentage rents are satisfied. Although recognition of revenue is deferred until the fourth quarter, our FFO calculation for the first three quarters include estimated amounts of deferred percentage rents with respect to those periods. The fourth quarter calculation of FFO excludes the amounts recognized during the first three quarters.

(4)

FFO for the year ended December 31, 2007 includes a $1.8 million cash loss relating to our early retirement of $20.0 million of our 8 5/8% senior notes due 2012. FFO for the year ended December 31, 2006, includes a $4.1 million cash loss relating to our early redemption of $52.5 million of our 7 7/8% senior notes due 2015.

(5)	We report rental income on a straight line basis over the terms of the respective leases. Rental income includes non-cash straight line rent adjustments.

We compute FFO as shown in the calculation above. This calculation begins with income before loss on sale of properties or, if that amount is the same as net income, with net income, which we believe is the closest GAAP measure of our performance. Our calculation of FFO differs from the National Association of Real Estate Investment Trusts, or NAREIT, definition of FFO because we include deferred percentage rent in FFO as discussed in Note 3 above, and we exclude loss on early extinguishment of debt not settled in cash from FFO. We consider FFO to be an appropriate measure of performance for a REIT along with net income and cash flow from operating, investing and financing activities. We believe that FFO provides useful information to investors because by excluding the effects of certain historical costs, such as depreciation expense and gain or loss on sale of properties, FFO can facilitate a comparison of our current operating performance with our past operating performance and of operating performance among REITs. FFO does not represent cash generated by operating activities in accordance with GAAP and should not be considered an alternative to net income or cash flow from operating activities as a measure of financial performance or liquidity. FFO is one important factor considered by our board of trustees in determining the amount of distributions to shareholders. Other important factors include, but are not limited to, requirements to maintain our status as a REIT, limitations in our revolving credit facility and public debt covenants, the availability of debt and equity capital to us and our expectation of our future performance.

Senior Housing Properties Trust

Supplemental Operating and Financial Data

December 31, 2007

DEBT SUMMARY

(dollars in thousands)

	Coupon Rate	Interest Rate	Principal Balance	Maturity Date	Due at Maturity	Years to Maturity

Secured Fixed Rate Debt:

Tax exempt bonds - secured by 1 property	5.875%	5.875%	$14,700	12/1/2027	$14,700	19.9
Mortgage - secured by 16 properties (1)	6.970%	6.330%	34,889	6/2/2012	30,069	4.4
Mortgage - secured by 4 properties (1)	6.110%	6.420%	11,978	11/30/2013	10,218	5.9
Mortgage - secured by 1 properties (1)	7.150%	6.440%	12,605	6/30/2008	12,530	0.5
Mortgage - secured by 2 properties (1)	6.910%	6.310%	15,283	12/1/2013	13,482	5.9
Capital leases - 2 properties	7.700%	7.700%	15,524	4/30/2026	—	18.3
Weighted average rate / total secured fixed rate debt	6.839%	6.489%	$104,979		$80,999	7.7

Weighted average rate / total secured debt	6.839%	6.489%	$104,979		$80,999	7.7

Unsecured Debt:

Unsecured Floating Rate Debt:
Revolving credit facility (LIBOR+ 80 b.p.)	5.400%	5.400%	$—	12/31/2010	$—	3.0

Unsecured Fixed Rate Debt:
Senior notes due 2012	8.625%	8.625%	$225,000	1/15/2012	$225,000	4.0
Senior notes due 2015	7.875%	7.875%	97,500	6/30/2015	97,500	7.5
Weighted average rate / total unsecured fixed rate debt	8.398%	8.398%	$322,500		$322,500	5.1

Weighted average rate / total unsecured debt	8.398%	8.398%	$322,500		$322,500	5.1

Weighted average rate / total debt	8.015%	7.985%	$427,479		$403,499	5.7

Summary Debt:
Weighted average rate / total secured fixed rate debt	6.839%	6.489%	$104,979		$80,999	7.7
Weighted average rate / total unsecured floating rate debt	5.400%	5.400%	—		—	3.0
Weighted average rate / total unsecured fixed rate debt	8.398%	8.398%	322,500		322,500	5.1
Weighted average rate / total debt	8.015%	7.929%	$427,479		$403,499	5.7

(1)	Includes the effect of mark to market accounting for certain assumed mortgages.

 Senior Housing Properties Trust

 Supplemental Operating and Financial Data

 December 31, 2007

 DEBT MATURITY SCHEDULE

 (dollars in thousands)

	Scheduled Principal Payments During Period
Year	Secured Fixed Rate Debt and Capital Leases	Unsecured Floating Rate Debt	Unsecured Fixed Rate Debt	Total

2008	$14,371	$—	$—	$14,371
2009	1,893	—	—	1,893
2010	2,019	—	—	2,019
2011	2,155	—	—	2,155
2012	31,764	—	225,000	256,764
2013	24,764	—	—	24,764
2014	544	—	—	544
2015	614	—	97,500	98,114
2016 and thereafter	26,855	—	—	26,855
	$104,979	$—	$322,500	$427,479

 Senior Housing Properties Trust

 Supplemental Operating and Financial Data

 December 31, 2007

 LEVERAGE RATIOS, COVERAGE RATIOS AND PUBLIC DEBT COVENANTS

	As Of And For The Three Months Ended
	12/31/2007		9/30/2007		6/30/2007		3/31/2007		12/31/2006
Leverage Ratios:

Total debt / total assets	25.1%		26.1%		26.0%		25.9%		34.4%
Total debt / gross book value of real estate assets (1)	22.0%		22.3%		22.5%		22.6%		30.0%
Total debt / total market capitalization	17.5%		18.2%		19.5%		17.1%		22.3%
Total debt / total book capitalization	25.5%		26.5%		26.3%		26.2%		34.8%
Secured debt / total assets	6.2%		5.7%		5.7%		5.7%		5.8%
Variable rate debt / total debt	0.0%		0.0%		0.0%		0.0%		20.5%

Coverage Ratios:

EBITDA (2)(3) / interest expense	4.7	x	4.7	x	4.7	x	4.3	x	3.9	x

Public Debt Covenants (3) (4):

Total debt / adjusted total assets - allowable maximum 60.0%	21.0%		21.7%		21.8%		22.5%		29.4%
Secured debt / adjusted total assets - allowable maximum 40.0%	5.2%		4.8%		4.8%		4.8%		4.9%
Consolidated income available for debt service / debt service - required minimum 2.00x	4.99	x	4.98	x	5.01	x	6.06	x	4.00	x
Total unencumbered assets to unsecured debt - required minimum 1.50x	5.69	x	5.32	x	5.31	x	5.74	x	3.75	x

(1)	Gross book value of real estate assets is real estate properties, at cost, less impairment write downs.

(2)	See page 12 for the calculation of EBITDA.

(3)	The quarter ended December 31, 2006 includes $5.7 million of additional rental income related to our settlement of litigation with HealthSouth.

(4)

Adjusted total assets and unencumbered assets include original cost of real estate assets less impairment write downs and exclude depreciation and amortization, accounts receivable and intangible assets. Consolidated income available for debt service is earnings from operations excluding interest expense, depreciation and amortization, taxes, gains and losses on sales of property and amortization of deferred charges.

Senior Housing Properties Trust

Supplemental Operating and Financial Data

December 31, 2007

2007 INVESTMENTS/DISPOSITIONS INFORMATION

(dollars in thousands)

Acquisitions: (1)
Date Acquired	Tenant	Type of Property	Number of Properties	Units	Purchase Price (2)	Purchase Price Per Unit	Cap Rate

10/30/07	Starmark Holdings, LLC	Wellness Center	4	NA	$42,135	NA	8.41%
11/30/07	Starmark Holdings, LLC	Wellness Center	2	NA	$34,615	NA	8.41%
			6		$76,750

Dispositions:
Date Sold	Location	Type of Property	Number of Properties	Sale Price	NBV	Book Gain (Loss) on Sale	Units

There were no dispositions during the twelve months ended December 31, 2007.

(1)

During the three and twelve months ended December 31, 2007, as permitted by our leases with Five Star, we purchased from Five Star, at cost, $14.6 million and $47.7 million, respectively, of improvements made to our properties leased by Five Star, and, as a result, Five Star’s annual rent payable to us increased approximately $1.3 million and $4.5 million respectively.

(2)	Amount represents the original purchase price related to the wellness centers acquisitions. Purchase price does not include intangible assets and liabilities.

Senior Housing Properties Trust

Supplemental Operating and Financial Data

December 31, 2007

2007 FINANCING ACTIVITIES

(share amounts and dollars in thousands)

	For the Three Months Ended
	12/31/2007	9/30/2007	6/30/2007	3/31/2007

Debt Transactions:
New debt raised	$—	$—	$—	$—
New debt assumed as part of acquisitions (1)	14,875	—	—	—
Total new debt	14,875	—	—	—

Debt retired	—	—	—	—
Net debt	$14,875	$—	$—	$—

Equity Transactions:
New common shares issued	5,000	—	—	6,000
New common equity raised, net	$108,777	$—	$—	$151,670

Revolving Credit Facility Transactions:
Balance oustanding at beginning of period	$—	$—	$—	$112,000
Drawings during period	65,000	—	—	22,000
Repayments during period	(65,000)	—	—	(134,000)
Balance oustanding at end of period	$—	$—	$—	$—

Balance available for drawing	$550,000	$550,000	$550,000	$550,000

(1)	Amount represents the original mortgage we assumed related to the Wellbridge acquistion on November 30, 2007. This amount does not include intangible assets and liabilities.

PORTFOLIO INFORMATION

Senior Housing Properties Trust

Supplemental Operating and Financial Data

December 31, 2007

PORTFOLIO SUMMARY BY FACILITY TYPE AND TENANT

(dollars in thousands)

	Number of Properties	Number of Units/Beds	Carrying Value of Investment (1)	Percent	Investment per unit	Annualized Current Rent	Percent

Facility Type:
Independent Living (IL) (2)	41	11,213	$1,025,051	52.8%	$91.4	$101,668	52.4%
Assisted Living (AL)	95	6,535	564,472	29.1%	86.4	56,154	29.0%
Nursing Homes	58	5,869	222,955	11.5%	38.0	19,000	9.8%
Rehabilitation Hospitals	2	364	47,897	2.5%	131.6	10,598	5.5%
Wellness Centers (3)	6	—	79,972	4.1%	NA	6,519	3.3%
Total	202	23,981	$1,940,347	100.0%	$77.6	$193,939	100.0%

Tenant:
Five Star (Lease No. 1)	114	9,344	$622,200	32.1%	$66.6	$52,868	27.3%
Five Star (Lease No. 2)	30	7,275	667,256	34.4%	91.7	67,917	35.0%
Five Star Rehabilitation Hospitals	2	364	47,897	2.5%	131.6	10,598	5.5%
Sunrise / Marriott (4)	14	4,091	325,165	16.8%	79.5	31,727	16.4%
NewSeasons / IBC (5)	10	873	87,641	4.5%	100.4	9,298	4.8%
Alterra / Brookdale (6)	18	894	61,122	3.2%	68.4	7,873	4.1%
6 Private Companies (combined)	8	1,140	49,094	2.4%	43.1	7,139	3.6%
Starmark (3)	6	—	79,972	4.1%	NA	6,519	3.3%
Total	202	23,981	$1,940,347	100.0%	$77.6	$193,939	100.0%

(1)	Amounts are before depreciation, but after impairment write downs.

(2)	Properties where the majority of units are independent living apartments are classified as independent living communities.

(3)	In October and November 2007, we acquired six wellness centers that are leased to Starmark. The carrying value of this investment is before depreciation and includes intangible assets and liabilities.

(4)	Marriott guarantees this lease.

(5)	IBC guarantees this lease.

(6)	Brookdale guarantees this lease.

 Senior Housing Properties Trust

 Supplemental Operating and Financial Data

 December 31, 2007

 OCCUPANCY BY FACILITY TYPE AND TENANT

	For the Three Months Ended
	9/30/2007	6/30/2007	3/31/2007	12/31/2006	9/30/2006
Facility Type:
Independent Living (IL) (1)	91%	90%	91%	91%	93%
Assisted Living (AL) (1)	91%	89%	88%	88%	91%
Nursing Homes	88%	89%	89%	89%	88%
Rehabilitation Hospitals (2)	60%	60%	61%	60%	NA

Tenant:
Five Star (Lease No. 1) (3)	90%	89%	88%	88%	88%
Five Star (Lease No. 2) (1)	92%	91%	92%	92%	92%
Five Star Rehabilitation Hospitals (2)	60%	60%	61%	60%	NA
Sunrise / Marriott (4)	NA	NA	NA	NA	NA
NewSeasons / IBC	82%	83%	83%	84%	85%
Alterra / Brookdale	91%	87%	87%	88%	89%
6 Private Companies (combined)	88%	89%	88%	89%	89%

(1)

Includes operating data provided by Sunrise that may not be accurate due to accounting issues at Sunrise. See note 4 below. We believe, however, that the data provided by Sunrise does not materially affect the cumulative occupancy percentages for these two facility type leases.

(2)

On October 1, 2006, Five Star assumed the operations of these rehabilitation hospitals. These hospitals were formerly operated by HealthSouth. Because we do not have reliable information about the operations for the hospitals by HealthSouth, we do not report operating data for these hospitals before October 1, 2006. The occupancy percentage is based on 342 available beds capacity.

(3)	Includes data for periods prior to our ownership of certain properties included in this lease.

(4)

Sunrise has not filed its Annual Reports on Form 10-K for 2005 and 2006, and Quarterly Reports on Form 10-Q for the first three quarters of 2006 and 2007 with the SEC due to accounting issues. Because we do not know what impact the resolution of these accounting issues may have on the reported performance of our properties, we do not report operating data for this tenant.

All tenant operating data presented are based upon the operating results provided by our tenants for the indicated quarterly periods. We have not independently verified our tenants’ operating data.

Senior Housing Properties Trust

Supplemental Operating and Financial Data

December 31, 2007

% PRIVATE PAY BY FACILITY TYPE AND TENANT

	For the Three Months Ended
	9/30/2007	6/30/2007	3/31/2007	12/31/2006	9/30/2006
Facility Type:
Independent Living (IL) (1)	82%	81%	82%	81%	81%
Assisted Living (AL) (1)	96%	96%	95%	95%	95%
Nursing Homes	29%	29%	29%	28%	28%
Rehabilitation Hospitals (2)	32%	31%	32%	28%	NA

Tenant:
Five Star (Lease No. 1) (3)	54%	54%	54%	53%	51%
Five Star (Lease No. 2) (1)	80%	80%	80%	80%	80%
Five Star Rehabilitation Hospitals (2)	32%	31%	32%	28%	NA
Sunrise / Marriott (4)	NA	NA	NA	NA	NA
NewSeasons / IBC	100%	100%	100%	100%	100%
Alterra / Brookdale	98%	98%	98%	98%	98%
6 Private Companies (combined)	24%	25%	25%	26%	26%

(1)

Includes operating data provided by Sunrise that may not be accurate due to accounting issues at Sunrise. See note 4 below. We believe, however, that the data provided by Sunrise does not materially affect the cumulative occupancy percentages for these two facility type leases.

(2)

On October 1, 2006, Five Star assumed the operations of these rehabilitation hospitals. These hospitals were formerly operated by HealthSouth. Because we do not have reliable information about the operations for the hospitals by HealthSouth, we do not report operating data for these hospitals before October 1, 2006.

(3)	Includes data for periods prior to our ownership of certain properties included in this lease.

(4)

Sunrise has not filed its Annual Reports on Form 10-K for 2005 and 2006, and Quarterly Reports on Form 10-Q for the first three quarters of 2006 and 2007 with the SEC due to accounting issues. Because we do not know what impact the resolution of these accounting issues may have on the reported performance of our properties, we do not report operating data for this tenant.

All tenant operating data presented are based upon the operating results provided by our tenants for the indicated quarterly periods. We have not independently verified our tenants’ operating data.

Senior Housing Properties Trust

Supplemental Operating and Financial Data

December 31, 2007

RENT COVERAGE BY TENANT

For the Three Months Ended
Tenant	9/30/2007	6/30/2007	3/31/2007	12/31/2006	9/30/2006
Five Star (Lease No. 1) (1)	1.63x	1.34x	1.29x	1.46x	1.53x
Five Star (Lease No. 2) (1) (2)	1.70x	1.61x	1.45x	1.58x	1.50x
Five Star Rehabilitation Hospitals (3)	1.08x	0.67x	0.98x	1.52x	NA
Sunrise / Marriott (4)	NA	NA	NA	NA	NA
NewSeasons / IBC	0.79x	1.03x	1.06x	0.66x	1.14x
Alterra / Brookdale	2.05x	2.06x	2.03x	2.01x	2.21x
6 Private companies (combined)	1.78x	1.92x	1.63x	1.98x	1.96x

(1)	Includes data for periods prior to our ownership of certain properties included in this lease.

(2)

Historically, some of these properties were managed by Sunrise until November 30, 2006. The rent coverage presented for this lease has been adjusted to exclude management fees paid to Sunrise during the periods presented. Some of the data provided by Sunrise may not be accurate. See note 4 below. We believe, however, that the data provided by Sunrise does not materially affect the amounts presented.

(3)

On October 1, 2006, Five Star assumed the operations of these rehabilitation hospitals. These hospitals were formerly operated by HealthSouth. Because we do not have reliable information about the operations for the hospitals by HealthSouth, we do not report operating data for these hospitals before October 1, 2006.

(4)

Sunrise has not filed its Annual Reports on Form 10-K for 2005 and 2006, and Quarterly Reports on Form 10-Q for the first three quarters of 2006 and 2007 with the SEC due to accounting issues. Because we do not know what impact the resolution of these accounting issues may have on the reported performance of our properties, we do not report operating data for this tenant.

All tenant operating data presented are based upon the operating results provided by our tenants for the indicated periods. Rent coverage is calculated as operating cash flow from our tenants’ facility operations, before subordianted charges and capital expenditure reserves, if any, divided by rent payable to us. We have not independently verified our tenants’ operating data.

Senior Housing Properties Trust

Supplemental Operating and Financial Data

December 31, 2007

PORTFOLIO LEASE EXPIRATION SCHEDULE

(dollars in thousands)

	Annualized Current Rent	% of Annualized Current Rent	Cumulative % of Annualized Current Rent
2008	$—	—	0.0%
2009	—	—	0.0%
2010	1,294	0.6%	0.6%
2011	—	—	0.6%
2012	—	—	0.6%
2013	31,727	16.4%	17.0%
2014	—	—	17.0%
2015	2,061	1.1%	18.1%
2016 and thereafter	158,857	81.9%	100.0%
Total	$193,939	100.0%

Weighted average remaining lease term (in years)	10.7